                      E. I. DU PONT DE NEMOURS AND COMPANY
                         NOTICE OF GUARANTEED DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     This Notice of Guaranteed Delivery or one substantially similar hereto must be used to accept the Exchange Offer (as defined herein) of E. I. du Pont de Nemours and Company ("DuPont"), as set forth in the Offering Circular -
Prospectus dated                , 1999 (the "Offering Circular - Prospectus")
and the accompanying Letter of Transmittal, if (1) your stock certificate(s) representing shares of common stock, par value $.30 per share (the "DuPont Common Stock"), of DuPont are not immediately available, (2) you cannot complete the procedure for book-entry transfer on a timely basis or (3) you cannot deliver the certificate(s) and all other required documents to First Chicago Trust Company of New York (the "Exchange Agent") prior to the Expiration Date (as defined in the Offering Circular - Prospectus). You may deliver this Notice of Guaranteed Delivery by hand, telegram, facsimile transmission or mail to the Exchange Agent. See "The Exchange Offer-Guaranteed Delivery Procedure" in the Offering Circular -- Prospectus.



     The Exchange Offer is available only to DuPont stockholders who are United States persons, as explained on page 25 of the Offering Circular-Prospectus. A United States person for purposes of the Exchange Offer is any person that is:



     - an individual who is a United States citizen or United States resident for United States federal income tax purposes;



     - a corporation, partnership, limited liability company or other entity created or organized in the United States or under the laws of the United States or of any state within the United States;



     - an estate which is subject to United States income tax on all of its income, regardless of the source of such income; or



     - a trust if a United States court is able to exercise primary supervision over the administration of the trust, and one or more United States persons have the authority to control all substantial decisions of the trust. Such a trust includes, without limitation, any United States pension trust organized under Section 401(a) of the Internal Revenue Code.



DUPONT STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THEIR STATUS AS UNITED STATES PERSONS. DUPONT STOCKHOLDERS WHO ARE NOT UNITED STATES PERSONS ARE INELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER AND SHOULD NOT COMPLETE THIS TENDER INSTRUCTION FORM. If you are not a United States person, you should contact D.F. King or your broker for more information regarding a substantially concurrent cash offer being made to non-United States persons by DuPont. United States persons are not eligible to participate in the cash offer.


          TO: FIRST CHICAGO TRUST COMPANY OF NEW YORK, EXCHANGE AGENT


             If by mail:                      If by overnight courier:                     If by hand:
     First Chicago Trust Company            First Chicago Trust Company            First Chicago Trust Company
             of New York                            of New York                            of New York
    Attn: Corporate Actions Dept.          Attn: Corporate Actions Dept.           c/o Securities Transfer and
       P.O. Box 2569 Suite 4660                8th Floor, Suite 4680                  Reporting Service Inc.
      Jersey City, NJ 07303-2569                   14 Wall Street                  100 William Street, Galleria
                                                 New York, NY 10005                     New York, NY 10038


                         If by facsimile transmission:

                        (For Eligible Institutions only)
                                 (201) 222-4720
                                       or
                                 (201) 222-4721

                         Facsimile confirmation number:
                                 (201) 222-4707

   DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN
            AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the Instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     I hereby tender to E. I. du Pont de Nemours and Company the shares of DuPont Common Stock listed below, upon the terms of and subject to the conditions set forth in the Offering Circular - Prospectus and the related Letter of Transmittal and the instructions thereto, receipt of which I hereby acknowledge, pursuant to the guaranteed delivery procedures set forth in the Offering Circular - Prospectus, as follows:

Certificate No.                                                   Number of Shares

-----------------------------------------------------------       -----------------------------------------------------------

-----------------------------------------------------------       -----------------------------------------------------------

-----------------------------------------------------------       -----------------------------------------------------------

-----------------------------------------------------------       -----------------------------------------------------------

THE BOOK-ENTRY TRANSFER FACILITY ACCOUNT NUMBER                   SIGN HERE
(IF THE SHARES OF DUPONT COMMON STOCK
WILL BE TENDERED BY BOOK-ENTRY TRANSFER)

                                                                  -----------------------------------------------------------

-----------------------------------------------------------       -----------------------------------------------------------
                      ACCOUNT NUMBER                                                     SIGNATURE(S)

-----------------------------------------------------------       -----------------------------------------------------------
                     NUMBER OF SHARES                                            NUMBER AND STREET OR P.O. BOX

Dated: ---------------------------------------------, 1999        -----------------------------------------------------------
                                                                                     CITY, STATE, ZIP CODE

                                    ODD-LOTS

     This section is to be completed ONLY if shares of DuPont Common Stock are being tendered by or on behalf of a person owning beneficially and of record an aggregate of less than 100 shares of DuPont Common Stock as of ------------------------------, 1999.


     Check one:



     [ ] I am the owner beneficially and of record of less than 100 shares of DuPont Common Stock in the aggregate as of


       -------------------------------------, 1999, all of which are being tendered, or



     [ ] I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering, for the beneficial owners thereof, shares of DuPont Common Stock with respect to which I am the record owner, and
          (2) believe, based upon representations made to me by each such beneficial owner, that such owner owned beneficially and of record less than 100 shares of DuPont Common Stock as of ----------------------------------------, 1999, and is tendering all such shares.

                                   GUARANTEE

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a participant in the Security Transfer Agents Medallion Program, (a) represents and guarantees that the above-named person(s) "own(s)" the shares of DuPont Common Stock tendered hereby within the meaning of Rule 14e-4 of the Securities Exchange Act of 1934, as amended, (b) represents and guarantees that the tender of such shares of DuPont Common Stock complies with Rule 14e-4, and (c) guarantees delivery to the Exchange Agent of certificates for the shares of DuPont Common Stock tendered hereby, in proper form for transfer or delivery of such shares of DuPont Common Stock pursuant to procedures for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) and any other required documents, unless an Agent's Message is utilized, all within three NYSE trading days after the date hereof.


                                         ---------------------------------------
                                         FIRM NAME (PRINT)

                                         ---------------------------------------
                                         AUTHORIZED SIGNATURE

                                         ---------------------------------------
                                         ADDRESS

                                         ---------------------------------------
                                         CITY, STATE, ZIP CODE

                                         ---------------------------------------
                                         AREA CODE AND TELEPHONE NUMBER

Date -----------------------, 1999

           DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS
             WITH THIS FORM. THEY SHOULD BE SENT WITH THE LETTER OF

                       TRANSMITTAL TO THE EXCHANGE AGENT

                (UNLESS A BOOK-ENTRY TRANSFER FACILITY IS USED).